Exhibit 99.1
athenahealth, Inc. Reports Third Quarter Fiscal Year 2011 Results
▪	33% Revenue Growth Over Third Quarter of 2010

▪	GAAP Net Income of $5.3 Million, or $0.15 Per Diluted Share

▪	Non-GAAP Adjusted Net Income of $8.7 Million, or $0.24 Per Diluted Share
WATERTOWN, MA — October 20, 2011 — athenahealth, Inc. (NASDAQ: ATHN) (the “Company”), a leading provider of cloud-based practice management, electronic health record (EHR), patient communication, and care coordination services to medical groups, today announced financial and operational results for the third quarter of fiscal year 2011. The Company will conduct a conference call tomorrow, Friday, October 21, 2011, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.
Total revenue for the three months ended September 30, 2011 was $83.7 million, compared to $63.1 million in the same period last year, an increase of 33%.
“During Q3, athenahealth made significant progress toward our vision of an information infrastructure that makes health care work as it should,” said Jonathan Bush, the Company’s Chairman, President, and Chief Executive Officer. “Our cloud-based services continue to chip away at inefficiency in the health care supply chain and to disrupt the legacy software model.”
Bush continued, “In keeping with our mission to be medical groups’ most trusted business service, we set a new industry standard for transparency with our Meaningful Use performance dashboard, exposing our clients’ performance across all measures in near real-time. Each update to this dashboard illustrates the combined power of our cloud-based application and services model to successfully guide clients through complex payment programs. We enhanced the power of this model by completing the acquisition of Proxsys LLC and launching athenaCoordinator to enable hospitals and other receivers of patient referrals to better coordinate care.”
For the three months ended September 30, 2011, Non-GAAP Adjusted Gross Margin was 63.8%, up from 62.8% in the same period last year. Non-GAAP Adjusted EBITDA grew to $18.9 million, or 22.6% of total revenue, from Non-GAAP Adjusted EBITDA of $14.6 million, or 23.0% of total revenue, in the same period last year. For the three months ended September 30, 2011, GAAP net income was $5.3 million, or $0.15 per diluted share, and Non-GAAP Adjusted Net Income was $8.7 million, or $0.24 per diluted share. See “Use of Non-GAAP Financial Measures” below.
“The growth we achieved during Q3 reflects strong market demand for our services,” said Tim Adams, the Company’s Chief Financial Officer. “It was a very productive quarter during which we leveraged strong top line performance to invest in continued growth and innovation. As we approach the close of 2011, we are updating our fiscal year 2011 guidance.”

athenahealth’s revised fiscal year 2011 guidance is presented below:

For the Fiscal Year Ending December 31, 2011
GAAP Total Revenue	$320-325 million
Non-GAAP Adjusted Gross Margin	63.0-63.5%
Non-GAAP Adjusted EBITDA	$64-68 million
Non-GAAP Adjusted Net Income per Diluted Share	$0.78-0.85
GAAP Effective Tax Rate	~42%
Key metrics and milestones in the third quarter of fiscal year 2011 included the following:
•	$1.9 billion in collections posted to client accounts in the third quarter of 2011, compared to $1.5 billion in the same quarter of 2010

•	39.7 average client Days in Accounts Receivable (DAR) in the third quarter of 2011, compared to 38.8 average client DAR in the same quarter of 2010

•	31,675 active medical providers using athenaCollector® at September 30, 2011, 22,477 of whom were physicians, compared to 26,317 providers and 18,573 physicians at September 30, 2010

•	5,849 active medical providers using athenaClinicals® at September 30, 2011, 4,202 of whom were physicians, compared to 2,818 providers and 1,992 physicians at September 30, 2010

•	4,117 active medical providers using athenaCommunicator® at September 30, 2011, 2,931 of whom were physicians, compared to 946 providers and 625 physicians at September 30, 2010

•	Completed the acquisition of Proxsys LLC in an all-cash transaction on August 31, 2011 and launched the athenaCoordinator service offering
As of September 30, 2011, the Company had cash, cash equivalents, short and long-term investments of $122.2 million. The Company does not have any outstanding debt obligations. Subsequent to the quarter ended September 30, 2011, athenahealth entered into a five-year $100 million revolving credit facility. The Credit Agreement replaces a $15 million credit facility that expired September 30, 2011.
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, conference calls, slide presentations, and webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.
Conference Call Information
To participate in the Company’s live conference call and webcast, please dial 800-447-0521 (or 847-413-3238 for international calls) using conference code No. 30770697, or visit the Investors section of the Company’s web site at www.athenahealth.com. A replay will be available for one week following the conference call at 888-843-7419 (and 630-652-3042 for international calls) using conference code No. 30770697. A webcast replay will also be archived on the Company’s website.
About athenahealth
athenahealth, Inc. is a leading provider of cloud-based business services for physician practices. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, automated and live patient communication services, and the coordination of care among participants in the health care system. For more information, please visit http://www.athenahealth.com/ or call (888) 652-8200.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth and business outlook, statements regarding the expected benefits resulting from the Proxsys LLC acquisition, the benefits of the Company’s current service offerings, and statements found under the Company’s Reconciliation of Non-GAAP Financial Measures section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; risks associated with the acquisition and integration of companies and new technologies; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.
Contacts:

Jennifer Heizer (Investors)
Director, Investor Relations
athenahealth, Inc.
(617) 402-1322
investorrelations@athenahealth.com
John Hallock (Media)
Director, Corporate Communications
athenahealth, Inc.
(617) 402-1428
media@athenahealth.com

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	September	December
	30, 2011	31, 2010
Assets
Current assets:
Cash and cash equivalents	$66,107	$35,944
Short-term investments	52,359	80,231
Accounts receivable — net	47,116	36,870
Deferred tax assets	4,598	3,856
Prepaid expenses and other current assets	8,295	6,749

Total current assets	178,475	163,650

Property and equipment — net	40,480	31,899
Restricted cash	5,382	8,691
Software development costs — net	5,826	3,642
Purchased intangibles — net	19,812	12,651
Goodwill	48,307	22,450
Deferred tax assets	12,148	10,959
Investments and other assets	6,188	7,228

Total assets	$316,618	$261,170

Liabilities & Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$—	$2,909
Accounts payable	3,230	559
Accrued compensation	20,962	19,178
Accrued expenses	15,053	10,981
Current portion of deferred revenue	5,723	4,978
Interest rate derivative liability	—	490
Current portion of deferred rent	930	1,497

Total current liabilities	45,898	40,592
Deferred rent, net of current portion	3,179	5,960
Deferred revenue, net of current portion	41,975	35,661
Other long-term liabilities	5,550	1,897
Debt and capital lease obligations, net of current portion	—	6,307

Total liabilities	96,602	90,417

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 36,599 shares issued, and 35,322 shares outstanding at September 30, 2011; 35,808 shares issued and 34,530 shares outstanding at December 31, 2010.	366	358
Additional paid-in capital	236,307	200,339
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive (loss) income	(402)	28
Accumulated deficit	(15,055)	(28,772)

Total stockholders’ equity	220,016	170,753

Total liabilities and stockholders’ equity	$316,618	$261,170

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Business services	$80,640	$61,087	$223,475	$170,051
Implementation and other	3,100	2,056	8,080	6,121

Total revenue	83,740	63,143	231,555	176,172

Expense:
Direct operating	31,695	24,543	87,985	72,163
Selling and marketing	20,784	13,233	56,540	37,986
Research and development	6,141	4,645	16,386	13,543
General and administrative	11,869	10,390	35,306	33,470
Depreciation and amortization	4,749	2,869	11,884	7,946

Total expense	75,238	55,680	208,101	165,108

Operating income	8,502	7,463	23,454	11,064

Other income (expense):
Interest income	84	75	300	219
Interest expense	(6)	(102)	(237)	(437)
Loss on interest rate derivative contract	—	(111)	(73)	(475)
Other income	64	33	108	96

Total other income (expense)	142	(105)	98	(597)

Income before income taxes	8,644	7,358	23,552	10,467
Income tax provision	(3,364)	(3,532)	(9,835)	(5,066)

Net income	$5,280	$3,826	$13,717	$5,401

Net income per share — Basic	$0.15	$0.11	$0.39	$0.16

Net income per share — Diluted	$0.15	$0.11	$0.38	$0.15

Weighted average shares used in computing net income per share:
Basic	35,155	34,174	34,934	34,101
Diluted	36,277	35,156	35,901	35,179

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,717	$5,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,353	9,325
Amortization of premium on investments	1,269	938
Provision for uncollectible accounts	649	575
Excess tax benefit from stock-based awards	(10,210)	(5,981)
Deferred income tax	(1,931)	(2,334)
Increase in fair value of contingent consideration	340	304
Stock-based compensation expense	13,032	10,455
Loss on interest rate derivative contract	73	475
Changes in operating assets and liabilities:
Accounts receivable	(9,735)	(3,403)
Prepaid expenses and other current assets	8,688	4,009
Other long-term assets	335	(341)
Accounts payable	2,383	(395)
Accrued expenses	3,567	779
Deferred revenue	7,059	6,452
Deferred rent	(3,348)	(960)

Net cash provided by operating activities	39,241	25,299

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(5,251)	(2,426)
Purchases of property and equipment	(9,406)	(14,105)
Proceeds from sale or disposal of equipment	—	363
Proceeds from sales and maturities of investments	124,804	78,502
Purchases of short-term and long-term investments	(97,461)	(102,204)
Payments for acquisitions	(34,882)	—
Decrease in restricted cash	3,309	331

Net cash used in investing activities	(18,887)	(39,539)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans	12,826	4,440
Excess tax benefit from stock-based awards	10,210	5,981
Payment of contingent consideration accrued at acquisition date	(2,980)	—
Payment to terminate interest rate derivative contract	(563)	—
Payments on long-term debt and capital lease obligations	(9,216)	(2,692)

Net cash provided by financing activities	10,277	7,729

Effects of exchange rate changes on cash and cash equivalents	(468)	39

Net increase in cash and cash equivalents	30,163	(6,472)
Cash and cash equivalents at beginning of period	35,944	30,526

Cash and cash equivalents at end of period	$66,107	$24,054

Supplemental disclosures of non-cash items — Property and equipment recorded in accounts payable and accrued expenses	$258	$127

Supplemental disclosures — Cash paid for interest	$236	$437

Supplemental disclosures — Cash paid for taxes	$2,164	$1,465

Property and equipment acquired under capital leases	$—	$363

athenahealth, Inc.
STOCK-BASED COMPENSATION EXPENSE
(Unaudited, in thousands)
Set forth below is a breakout of stock-based compensation expense for the three and nine months ended September 30, 2011 and 2010:

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Stock-based compensation expense charged to:
Direct operating	$810	$601	$2,225	$1,721
Selling and marketing	1,842	962	3,924	2,540
Research and development	480	524	1,496	1,527
General and administrative	1,984	1,674	5,387	4,667

Total	$5,116	$3,761	$13,032	$10,455

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.

Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Total revenue	$83,740	$63,143	$231,555	$176,172
Direct operating expense	31,695	24,543	87,985	72,163

Total revenue less direct operating expense	52,045	38,600	143,570	104,009
Add: Stock-based compensation expense allocated to direct operating expense	810	601	2,225	1,721
Add: Amortization of purchased intangibles	549	460	1,469	1,380

Non-GAAP Adjusted Gross Profit	$53,404	$39,661	$147,264	$107,110

Non-GAAP Adjusted Gross Margin	63.8%	62.8%	63.6%	60.8%
Non-GAAP Adjusted EBITDA Margin
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Total Revenue	$83,740	$63,143	$231,555	$176,172

GAAP net income	5,280	3,826	13,717	5,401
Add: Provision for income taxes	3,364	3,532	9,835	5,066
Add: Total other (income) expense	(142)	105	(98)	597
Add: Stock-based compensation expense	5,116	3,761	13,032	10,455
Add: Depreciation and amortization	4,749	2,869	11,884	7,946
Add: Amortization of purchased intangibles	549	460	1,469	1,380

Non-GAAP Adjusted EBITDA	$18,916	$14,553	$49,839	$30,845

Non-GAAP Adjusted EBITDA Margin	22.6%	23.0%	21.5%	17.5%

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin.” Non-GAAP Adjusted Operating Income Margin represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
Total revenue	$83,740	$63,143	$231,555	$176,172

GAAP net income	5,280	3,826	13,717	5,401
Add: Provision for income taxes	3,364	3,532	9,835	5,066
Add: Total other (income) expense	(142)	105	(98)	597
Add: Stock-based compensation expense	5,116	3,761	13,032	10,455
Add: Amortization of purchased intangibles	549	460	1,469	1,380

Non-GAAP Adjusted Operating Income	$14,167	$11,684	$37,955	$22,899

Non-GAAP Adjusted Operating Income Margin	16.9%	18.5%	16.4%	13.0%
Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands except per share amounts)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
GAAP net income	$5,280	$3,826	$13,717	$5,401
Add: Loss on interest rate derivative	—	111	73	475
Add: Stock-based compensation expense	5,116	3,761	13,032	10,455
Add: Amortization of purchased intangibles	549	460	1,469	1,380

Sub-total of tax deductible items	5,665	4,332	14,574	12,310
(Less): Tax impact of tax deductible items (1)	(2,266)	(1,733)	(5,830)	(4,924)

Non-GAAP Adjusted Net Income	$8,679	$6,425	$22,461	$12,787

Weighted average shares — diluted	36,277	35,156	35,901	35,179

Non-GAAP Adjusted Net Income per Diluted Share	$0.24	$0.18	$0.63	$0.36

(1)	- Tax impact calculated using a statutory tax rate of 40%

(unaudited, in thousands except per share amounts)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
GAAP net income per share — diluted	$0.15	$0.11	$0.38	$0.15
Add: Loss on interest rate derivative	—	—	—	0.01
Add: Stock-based compensation expense	0.14	0.11	0.37	0.30
Add: Amortization of purchased intangibles	0.01	0.01	0.04	0.04

Sub-total of tax deductible items	0.15	0.12	0.41	0.35

(Less): Tax impact of tax deductible items (1)	(0.06)	(0.05)	(0.16)	(0.14)

Non-GAAP Adjusted Net Income per Diluted Share	$0.24	$0.18	$0.63	$0.36

Weighted average shares — diluted	36,277	35,156	35,901	35,179

(1)	- Tax impact calculated using a statutory tax rate of 40%
athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2011 GUIDANCE
(Unaudited, in thousands, except per share amounts)
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin Guidance
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin” guidance for fiscal year 2011, which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2011
Total revenue	$320.0	$325.0
Direct operating expense	123.7	123.9

Total revenue less direct operating expense	$196.3	$201.1

Add: Stock-based compensation expense allocated to direct operating expense	3.1	3.1
Add: Amortization of purchased intangibles	2.2	2.2

Non-GAAP Adjusted Gross Profit	$201.6	$206.4

Non-GAAP Adjusted Gross Margin	63.0%	63.5%

Non-GAAP Adjusted EBITDA Guidance
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin” guidance for fiscal year 2011, which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2011
Total Revenue	$320.0	$325.0

GAAP net income	15.7	18.0
Add: Provision for income taxes	11.3	13.0
Add: Total other (income) expense	(0.2)	(0.2)
Add: Stock-based compensation expense	18.5	18.5
Add: Depreciation and amortization	16.5	16.5
Add: Amortization of purchased intangibles	2.2	2.2

Non-GAAP Adjusted EBITDA	$64.0	$68.0

Non-GAAP Adjusted EBITDA Margin	20.0%	20.9%
Non-GAAP Adjusted Net Income Guidance
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share” guidance for fiscal year 2011.

	LOW	HIGH
	Fiscal Year Ending December 31, 2011
GAAP net income	$15.7	$18.0
Add: Loss on interest rate derivative contract	0.1	0.1
Add: Stock-based compensation expense	18.5	18.5
Add: Amortization of purchased intangibles	2.2	2.2

Sub-total of tax deductible items	$20.8	$20.8

(Less): Tax impact of tax deductible items (1)	(8.3)	(8.3)

Non-GAAP Adjusted Net Income	$28.1	$30.4

Non-GAAP Adjusted Net Income per Diluted Share	$0.78	$0.85

Weighted average shares — diluted	35.9	35.9

(1)	- Tax impact calculated using statutory tax rate of 40%

	LOW	HIGH
	Fiscal Year Ending December 31, 2011
GAAP net income per share — diluted	0.44	0.50
Add: Loss on interest rate derivative contract	0.00	0.00
Add: Stock-based compensation expense	0.52	0.52
Add: Amortization of purchased intangibles	0.06	0.06

Sub-total of tax deductible items	$0.58	$0.58

(Less): Tax impact of tax deductible items (1)	(0.23)	(0.23)

Non-GAAP Adjusted Net Income per Diluted Share	$0.78	$0.85

Weighted average shares — diluted	35.9	35.9

(1)	- Tax impact calculated using statutory tax rate of 40%
Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus stock-based compensation expense allocated to direct operating expense and amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, and amortization of purchased intangibles and “Non-GAAP Adjusted EBITDA Margin” as

Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for income taxes, amortization of purchased intangibles, total other (income) expense, stock-based compensation expense, and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before (gain) loss on interest rate derivative contract, stock-based compensation expense, amortization of purchased intangibles, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:
•	Stock-based compensation expense — excluded because these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control because it is based on factors such as stock price, volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of purchased intangibles — purchased intangibles are amortized over a period of several years after an acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charge does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

•	Gains and losses on interest rate derivative contract — excluded because until they are realized, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.